This Instrument Prepared by and Return to: T. Luke Markham, Esq. Johnson, Pope, Bokor, Ruppel & Burns, LLP 401 E. Jackson Street Suite 3100 Tampa, Florida 33602
Space above this line for Recorder’s use only

NOTE TO RECORDING CLERK: Documentary Stamp Tax.  This Mortgage (as hereinafter defined) secures the payment of the Note in the principal amount of $11,400,000.00.  The total value of all properties securing the Note is $20,990,000.00 and is allocated as follows:

(i) Value of Florida Property:

702 Tillman Place (Plant City, FL)$1,710,000.00

10002 North Dale Mabry Hwy (Tampa, FL)$2,390,000.00

Total Value of Florida Property:$4,100,000.00

(ii)Value of out-of-state Property:

199 and 201 North Pantano Road (Tucson, AZ)$7,300,000.00

585 24 1/2 Road (Grand Junction, CO)$4,700,000.00

3134 West 76th Street (Chicago, IL)$3,180,000.00

201B and 201C Etheridge Road (Manteo, NC)$1,710,000.00

Total Value of out-of-state Property:           $16,890,000.00

(iii)TOTAL VALUE OF ALL PROPERTY:                        $20,990,000.00

Accordingly, the ratio of the value of the Florida property ($4,100,000.00) to the total value of all property ($20,990,000.00) securing the Note stated as a percentage is 19.53%. The percentage of value of the Florida property (19.53%) when multiplied by the principal balance of the promissory note ($11,400,000.00) equals a tax base of $2,226,420.00. Pursuant to Rule 12B-4.053(31)(b), Florida Administrative Code, Florida documentary stamp tax in the amount of $7,592.60 are being paid upon the recordation of this Mortgage.

Intangibles Tax. pursuant to Florida Statute and Florida Administrative Code, nonrecurring intangible tax in the amount of $4,338.70 is being paid upon the recordation of this Mortgage, calculated based on the ratio of the value of the Florida property to all property as indicated in Paragraph above.

MULTI-STATE FEE AND LEAsEHOLD Mortgage and Security Agreement

THIS MULTI-STATE FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”) is made effective as of April 1, 2022, by GIPAZ 199 NORTH PANTANO ROAD, LLC, a Delaware limited liability company (“Tucson”), GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company (“Grand Junction”), GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company (“Plant City”), GIPFL 10002 N DALE MABRY, LLC, a Delaware limited liability company (“Tampa”), GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company (“Manteo”), and GIPIL 3134 W 76TH STREET, LLC, a Delaware limited liability company (“Chicago”), which have a collective principal address of 401 E. Jackson Street, Suite 3300, Tampa, FL 33602 (“Tucson,” “Grand Junction,” “Plant City,” “Tampa,” “Manteo,” together with “Chicago”

hereinafter collectively, the “Mortgagor(s)” or “Grantor”) and VALLEY NATIONAL BANK, a national banking association or its successors or assigns whose address is 4790 140th Avenue N., Clearwater, Florida 33762 (hereinafter called the “Mortgagee” or “Beneficiary”) (which term when used in every instance shall include the Mortgagee’s successors and assigns), and for the benefit of the applicable trustee where required and provided for in Exhibit “A” attached hereto;

WITNESSETH:

That for valuable considerations, and also in consideration of the aggregate sums of money described in that certain Promissory Note of even date herewith in the amount of Eleven Million Four Hundred and No/100 Dollars ($11,400,000.00) (hereinafter referred to as the “Note”), which may be amended from time to time and which has a natural maturity date of March 31, 2032 (the “Maturity Date”), the Mortgagor does grant, mortgage, bargain, sell, assign, alien, remise, release, convey, with power of sale and right of entry and possession, and confirm unto the Mortgagee (or Trustee as applicable), in fee simple, or a leasehold interest in the case of Tucson and the Tucson Property whereby Tucson has entered into that certain Land Lease dated as of January 30, 2003 (“Ground Lease”) between Tucson, as assignee tenant, and October 23rd Group L.L.C., an Arizona limited liability company (“Ground Lease Landlord”), as landlord, a mortgage, deed of trust or leasehold deed of trust upon and security interest in that certain real estate or leasehold estate, as applicable, of which the Mortgagor is now seized and possessed and in actual possession, situate in those certain counties in the States and as more particularly described in Exhibit “A” attached hereto and made a part hereof.  Hereinafter said real estate, Ground Lease (including any and all rights to exercise options, modify, change, supplement, amend, receive payment for, or otherwise exercise the terms of the forgoing Ground Lease or any sublease thereto), buildings, improvements (including improvements to be made hereafter), furniture, fixtures and equipment herein below described and located on said real estate are sometimes each referred to a “Premises” or collectively referred to as the “Premises.”

TOGETHER with all of Mortgagor’s gas and electrical fixtures, heaters, space heaters, engines and machinery, boilers, ranges, elevators and motors, bathtubs, sinks, water closets, basins, pipes, faucets and other air conditioning, plumbing and heating fixtures, drapes, mirrors, mantles, refrigerating plants, dishwashers and appurtenances, and all building material and equipment now or hereafter delivered to the Premises and intended to be installed therein; such other goods, furnishings, equipment now or hereafter delivered to the Premises and intended to be installed therein; such other furniture, fixtures, goods, equipment, chattels and personal property as are usually furnished by landlords in the letting of all or any portion of the Premises of the character currently owned by Mortgagor (or as hereafter improved and owned by Mortgagor) and all renewals or replacements thereof or articles in substitution thereof and all of the estate, right, title and interest of the Mortgagor in and to all property of any nature whatsoever, now or hereafter situated on the Premises or intended to be used in connection with the operation thereof, all of which shall be deemed to be fixtures and an accession to the freehold and a part of the realty as between the parties hereto and all persons claiming by, through or under them and shall be deemed to be a portion of the security for the indebtedness herein mentioned and secured by this Mortgage.

TOGETHER with all and singular the rights, interests and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Premises herein above mentioned or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, including but not limited to all of Mortgagor’s sewer capacity rights, all other capacity rights, and Mortgagor’s rights under contracts, all building permits, D.O.T. driveway permits, and other permits, agreements, approvals, utility commitments, licenses and all other documents, payments, fees, impact fees, prepaid tap fees, commitment fees, deposit and sums paid affecting the Premises, and all rents, profits, issues and revenues of the Premises from time to time accruing, whether under leases or tenancies now existing or hereafter created, reserving only the right to the Mortgagor to collect the same so long as the Mortgagor is not in default hereunder and so long as the same are not subjected to garnishment levy, attachment or lien.  In addition, the Mortgagor hereby assigns, transfers and conveys to Mortgagee, it successors and assigns, all of the Mortgagor’s right, title and interest in, to and under all leases now or hereafter leasing or affecting the Premises or any part thereof.

TOGETHER with all electronic chattel paper, investment property, deposit accounts, and letter of credit rights relating to the Premises now owned or hereto acquired by Mortgagor.

TOGETHER with all of Mortgagor’s right, title and interest in and to the following:

(a)

All fixtures and articles of property of Mortgagor now or hereafter attached to, or used or adapted for use in the operation or maintenance of, the Premises (whether such items be leased, be owned absolutely or subject to any title retaining or security instrument, or be otherwise used or possessed), including without limitation all heating, cooling, air conditioning, ventilating, refrigerating, plumbing, generating, power/lighting, laundry, maintenance, incinerating, lifting, cleaning, fire prevention and extinguishing, security and access control, cooking, gas, electric and communication fixtures, equipment and apparatus, all engines, motors, conduits, pipes, pumps, tanks, ducts, compressors, boilers, water heaters and furnaces, all ranges, stoves, disposers, refrigerators and other appliances, all escalators and elevators, all cabinets, partitions, mantels, built-in mirrors, window shades, blinds, screens, awnings, storm doors, windows and sash, all carpeting, underpadding and draperies, all equipment, all furnishings of public spaces, halls and lobbies, and all shrubbery and plants; all of which items shall be deemed part of the real property and not severable wholly or in party without material injury to the freehold; provided, however, that personal property and trade fixtures owned or supplied by the tenants of the Premises with the right of removal at the termination of their tenancies shall not be included within the scope of this paragraph;

(b)

All present and future contracts and policies of insurance which insure the Premises or any building, structures or improvements thereon, or any such fixtures or personal property, against casualties and theft, and all monies and proceeds and rights thereto which may be or become payable by virtue of any such insurance contracts or policies;

(c)

All permits and licenses, easements, all access, air and development rights, all minerals and oil, gas and other hydrocarbon substances, all royalties, all water and water rights and all other rights, hereditaments, privileges, permits, licenses, franchises and appurtenances now or hereafter belonging in any way appertaining to the Premises;

(d)

All of the rents, revenues, issues, profits and income of the Premises, whether under leases or tenancies now existing or hereafter created, reserving only the right to the Mortgagor to collect the same so long as the Mortgagor is not in default and so long as the same are not subject to garnishment, levy, attachment or lien; and all right, title and interest of Mortgagor in and to all present and future leases and other agreements for the occupancy or use of all or any part of the Premises, and all right, title and interest of Mortgagor thereunder, including without limitation all cash or security deposits, advance rentals and deposits or payments of similar nature, and all right, title and interest of Mortgagor in and to all present and future management agreements or contracts regarding the Premises;

(e)

All general intangibles of Mortgagor relating to the development or use of the Premises, including without limitation all permits, licenses and franchises, all names under or by which the Premises may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, logos and good will in any way relating to the Premises;

(f)

All shares of stock or other evidence of ownership of any part of the Premises that is owned by Mortgagor in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Premises;

(g)

All awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Premises, including any awards for damages sustained to the Premises for a temporary taking, change in grade of streets or taking of access; and

(h)	All products and proceeds of all of the foregoing.

TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of the Mortgagee, its successors and assigns in fee simple (or a leasehold interest pursuant to the Ground Lease in the case of Tucson and the Tucson Property) forever, and the Mortgagor covenants that the Mortgagor is lawfully seized and possessed of the Premises in fee simple (or a leasehold interest pursuant to the Ground Lease in the case of Tucson and the Tucson Property) and has good right to convey the same, that the same are unencumbered excepting taxes not yet due and payable, and those certain exceptions appearing on the Mortgagee’s Title Insurance Policy given in connection herewith and specifically approved by Mortgagee, and that the Mortgagor will warrant and defend the title thereto against the claims of all persons whomsoever, except as hereinafter expressly provided.

This Mortgage is given to secure payment and performance of all of the obligations under (i) the Note, pursuant to the terms and conditions of the Note, together with all interest accrued thereon, and together with any and all modifications, renewals and/or extensions thereof, (ii) that certain Loan Agreement of even date herewith executed by Mortgagor and Mortgagee and as may be amended from time to time (the “Loan Agreement”), and (iii) and all other documents evidencing or relating to the indebtedness under the Note and/or securing the Note.

The Mortgagor covenants with the Mortgagee as follows:

ARTICLE 1

1.1.             Payment of Indebtedness.  The Mortgagor will pay the Note according to the tenor thereof and all other sums secured hereby promptly as the same shall become due.

1.2.             Monthly Deposits.  At Mortgagee’s option following a default of this Mortgage or a default under the Loan Documents (as hereinafter defined) after the expiration of all applicable notice and opportunity to cure provisions herein or therein, Mortgagor will deposit with the Mortgagee a sum which, in the estimation of the Mortgagee, shall be equal to one-twelfth of the annual taxes, assessments and insurance premiums due in connection with the ownership of the Premises.  The deposits shall be held by Mortgagee in a separate accounts (and not commingled with any other funds of Mortgagee) free of interest, and free of any liens or claims on the part of creditors of the Mortgagor and as part of the security of the Mortgagee, and shall be used by the Mortgagee to pay current taxes, assessments and insurance premiums on each Premises as the same accrue and are payable.  The deposits shall not be, nor be deemed to be, trust funds.  If the deposits are insufficient to pay the taxes, assessments and insurance premiums in full as the same become payable, the Mortgagor will deposit with the Mortgagee such additional sum or sums as may be required in order for the Mortgagee to pay such taxes and assessments in full.  Upon any default hereunder or under the Note or Loan Documents, which default is not cured during any applicable notice and cure period, the Mortgagee may, at its option, apply any money in the fund resulting from the deposits to the payment of the indebtedness secured hereby in such manner as it may elect.  In the event that there is a shortfall in the funds needed to satisfy the taxes and insurance premiums referenced herein, Mortgagor shall pay, within ten (10) calendar days’ notice of such deficiency, all sums required by Mortgagee to ensure the payment of the taxes, assessments and insurance premiums.

1.3.             Taxes, Liens and Other Charges.

(a)             In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to affect adversely the Mortgagee, the Mortgagor will promptly pay any such tax; if the Mortgagor fails to make such prompt payment or if any such state, federal, municipal or other governmental law, order, rule or regulation prohibits the Mortgagor from making such payment or would penalize the Mortgagee from making such payment or would penalize the Mortgagee if the Mortgagor makes such payment, then the entire balance of the principal sum secured by this Mortgage and all interest accrued thereon shall, without notice, immediately become due and payable at the option of the Mortgagee.

(b)             The Mortgagor will pay, before the same become delinquent, all taxes, liens, assessments and charges of every character already levied or assessed or that may hereafter be levied or assessed upon or against each Premises and all utility charges, whether public or private; and upon demand will furnish to the Mortgagee receipted bills evidencing such payment.

(c)             The Mortgagor will not suffer any mechanic’s, materialmen’s, laborer’s, statutory or other lien which might or could be prior to or equal to the security interest and mortgage liens of this Mortgage to be created or to remain outstanding upon any part of the Premises.

(d)             Mortgagor, at its expense, may contest, after prior written notice to Mortgagee, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, liens, assessments or charges levied or assessed upon the Premises or any mechanic’s, materialmen's, laborer’s, statutory or other lien filed against the Premises, so long as such proceedings operate to prevent the collection or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same or the impairment of Mortgagee’s lien; provided that (i) during such contest Mortgagor shall, at the option of Mortgagee, provide Mortgagee with security reasonably satisfactory to Mortgagee, assuring the payment of the Indebtedness and of any additional interest, charge, penalty or expense arising from or incurred as a result of such contest, and (ii) if at any time Mortgagee reasonably determines that the payment of any obligation imposed upon Mortgagor under this Paragraph 1.3 shall become necessary to prevent either the sale or forfeiture of the Premises or any part thereof to satisfy the same or the imposition of any liability on Mortgagee, then Mortgagor shall immediately pay the same.

1.4.             Insurance.  Mortgagor shall maintain or caused to be maintained the following insurance on each Premises:

(a)

Hazard/Liability/Windstorm.  General liability and excess liability insurance, providing hazard, windstorm, fire, casualty, machine and boiler, business interruption, terrorism, liability, and theft coverage and such other hazards and contingencies as Mortgagee may reasonably require from time to time and with a replacement cost endorsements, loss of rents endorsement and such other endorsements as Mortgagee may require from time to time, all in such form, amount and with self-retentions, reasonably satisfactory to Mortgagee, and naming Mortgagee as an additional insured covering Mortgagee’s interest in each Premises.  In addition, during any period of construction,

Mortgagor shall cause the policy evidencing such fire and extended coverage insurance for each Premises to be in the so called “Builder's Risk 100% Completed Value Non-Reporting” form.
(b)

Flood.  If required by Mortgagee and to the extent such Premises is in a flood zone, Mortgagor shall provide evidence of flood insurance which shall be in an amount equal to the maximum insurable value of any vertical improvements.

(c)

Public Liability.  Public liability insurance insuring against all claims for personal or bodily injury, death or property damage occurring upon, in or about each Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate and with insurers and in a form acceptable to Mortgagee.

(d)

General Requirements.  All such insurance at all times will be in an insurance company or companies with coverages and terms reasonably acceptable to the Mortgagee, with loss, if any, payable to the Mortgagee as its interest may appear, pursuant to a noncontributory mortgagee clause which shall be satisfactory to the Mortgagee and addressed to: Valley National Bank, ISAOA/ATIMA, Insurance Center, PO Box 17540, Clearwater, Florida 33762.  All policies shall provide that they will not be materially modified or canceled without thirty (30) days’ prior written notice to Mortgagee.  Upon the issuance of such policies the Mortgagor will deliver to the Mortgagee receipts for the premiums paid thereon and original or certified copies of such policies or certificates of insurance, as reasonably required by Mortgagee.  Any policies furnished to the Mortgagee shall become its property in the event the Mortgagee becomes the owner of the Premises by foreclosure or otherwise.  From and after a default hereunder (after the expiration of applicable notice and opportunity to cure provisions) the Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Premises, and to collect and receive the proceeds from any such policy or policies.  Each insurance company is hereby authorized and directed to make payment for all such losses directly to the Mortgagee.  In case of loss under any such policy of insurance, the Mortgagee may apply the net proceeds to the payment of the indebtedness hereby secured, whether due or not until the indebtedness is fully paid and provided further that Mortgagee has no further obligations under the Loan Documents (as hereinafter defined), the remainder shall go to the Mortgagor.  Notwithstanding the foregoing, provided an Event of Default under the Loan Documents has not occurred, the Mortgage remains in full force and effect, and either (i) the insurance proceeds are sufficient to fully restore or repair the improvements in accordance with the original plans and specifications approved by Mortgagee, or (ii) Mortgagor deposits an amount with Mortgagee sufficient to compensate for any deficiency in the insurance proceeds necessary to fully restore and repair the improvements, then the insurance proceeds from a casualty shall be made available to Mortgagor in order to restore the improvements. In addition, Mortgagor shall carry, on a minimum basis, the coverage that has been previously provided to the Mortgagee.

1.5.             Care of Premises.

(a)

The Mortgagor will keep the improvements now or hereafter erected on the Premises in good condition and repair, will not commit or suffer any material waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Premises or any part thereof.

(b)

The Mortgagor will not remove or demolish nor materially alter the design or structural character of any building (now or hereafter erected), fixture or chattel which is part of the security or other part of the Premises without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, or except as otherwise specifically provided in the Loan Documents.

(c)	If the Premises or any part thereof is damaged by fire or any other cause, the Mortgagor will give immediate written notice of the same to the Mortgagee.
(d)	The Mortgagee or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours upon reasonable prior notice.
(e)

The Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof including, but not limited to, the Americans with Disabilities Acts of 1990 (“ADA”).  Mortgagor covenants, warrants and agrees, that during the term of this Mortgage and so long as any amounts due under the Loan remain unpaid, Mortgagor will indemnify and hold harmless Mortgagee for any violation of the ADA and the rules promulgated thereof and pertaining to any existing improvements and any new improvements, renovations, remodel, or repair.

(f)

If all or any part of the Premises shall be damaged by fire or other casualty, the Mortgagor will, upon request of the Mortgagee and Mortgagee’s release of insurance proceeds to Mortgagor, promptly restore the Premises to the equivalent of its condition immediately prior to such damage, and if a part of the Premises shall be damaged through condemnation, the Mortgagor will, upon request of Mortgagee, and Mortgagee’s release of condemnation proceeds to Mortgagor promptly restore, repair or alter the remaining part of the Premises in a manner satisfactory to the Mortgagee.  Provided, however, that if tenant leases do not require restoration and/or repair, but instead, Mortgagor may, at its option, cause damaged improvements to be razed and the land to be leveled, cleared and otherwise put in good order.

1.6.             Further Assurances: Modifications.  At any time, and from time to time, upon request by the Mortgagee, the Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to the Mortgagee, any and all other further instruments, certificates and other documents as may, in the reasonable opinion of the Mortgagee, be necessary or desirable in order to effectuate, complete, or perfect or to continue and preserve (i) the obligations of the Mortgagor under the Note, (ii) the security interest of this Mortgage, and (iii) the mortgage lien hereunder.  Upon the occurrence of an Event of Default not cured within any applicable cure period, the Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of the Mortgagor and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and the attorney in fact of the Mortgagor so to do.

1.7.             Leases Affecting the Premises.  The Mortgagor shall perform all covenants to be performed by it under any and all leases now or hereafter on the Premises or any part thereof.  Upon request of the Mortgagee, the Mortgagor shall, by written instrument in form and substance satisfactory to the Mortgagee, collaterally assign to the Mortgagee its interest in each and every lease hereafter entered into by the Mortgagor leasing all or any part of the Premises.  The terms “lease” and “leases” as used in this Paragraph 1.7 shall include all tenancies.

1.7.1No Merger of Fee And Leasehold Estates; Releases.  So long as any portion of the indebtedness shall remain unpaid, unless Mortgagee shall otherwise consent, the fee title to the Tucson Property and the Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Mortgagor, Ground Lease Landlord, or in any other person by purchase, operation of law or otherwise.

1.7.2Mortgagor’s Acquisition Of Fee Estate.  In the event that Mortgagor, so long as any portion of the indebtedness remains unpaid, shall be the owner and holder of the fee title to the Tucson Property (“Land”) or any right and/or option to purchase fee title to the Land, the lien of this Security Instrument shall be spread to cover Mortgagor’s fee title to the Land and any right and/or option to purchase fee title to the Tucson Property and said fee title and any right and/or option to purchase fee title shall be deemed to be included in the Tucson Property.  Mortgagor agrees, at its sole cost and expense, including without limitation, Mortgagee’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject its fee title to the Land and any right and/or option to purchase fee title to the Tucson Property to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on Mortgagor’s fee title to the Land and any right and/or option to purchase fee title to the Land.

1.7.3Bankruptcy.  (a) Subject to the terms of the Loan Agreement, Mortgagor shall not, in any event, including the bankruptcy, reorganization or insolvency of Mortgagor or Ground Lease Landlord, (i) surrender its leasehold estate, or any portion thereof, nor terminate, cancel or acquiesce in the rejection of the Ground Lease; or (ii) modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing.  Subject to the terms of the Loan Agreement, Mortgagor does hereby expressly release, assign, relinquish and surrender unto Mortgagee all its right, power and authority to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of Mortgagor or Ground Lease Landlord under the Ground Lease, and any attempt on the part of Mortgagor to exercise any such right without the consent of Mortgagee shall be null and void.  Notwithstanding the foregoing, in the event of a threatened termination of the Ground Lease due to the bankruptcy, reorganization or insolvency of Mortgagor, Mortgagor shall, at Mortgagee's election, absolutely assign to Mortgagee, in lieu of such termination, all of Mortgagor's right, title and interest in and to the Ground Lease.

(b) In the event the Ground Lease is rejected by Ground Lease Landlord, as debtor in possession, or by a trustee for Ground Lease Landlord, pursuant to Section 365 of the Bankruptcy Code, Mortgagor shall not exercise its right to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat the Ground Lease as terminated.  Any such election made shall be null and void.  In any event, Mortgagor hereby waives, for the benefit of Mortgagee, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Mortgagor any right of election to terminate the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of the bankruptcy, reorganization or insolvency of Mortgagor or any other party including, without limitation, Ground Lease Landlord.

1.8.             Expenses.  In addition to the expenses described in subparagraph 2.6(b) hereof, the Mortgagor will pay or reimburse the Mortgagee for all reasonable attorneys’ fees, costs and expenses, including those in connection with appellate proceedings, incurred by the Mortgagee in any proceedings involving the estate of a deceased or insolvent guarantor, or in any action, legal proceeding or dispute of any kind in which the Mortgagee is a plaintiff or defendant, arising in connection with the indebtedness secured hereby, this Mortgage or the interest created herein, or the Premises, including but not limited to the exercise of the power of sale of this Mortgage, any condemnation action involving the Premises or any action to protect the security hereof; and any such amounts paid by the Mortgagee shall be secured by this Mortgage.

1.9.             Amounts Secured.  All amounts due and owing to the Mortgagee pursuant to the Note, Mortgage or any other Loan Document shall be secured by the lien of this Mortgage.

1.10.          Subrogation.  The Mortgagee shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured hereby.

1.11.          Performance by Mortgagee of Defaults by Mortgagor.  If the Mortgagor shall default in the payment of any tax, lien, assessment or charge levied or assessed against the Premises; in the payment of any utility charge, whether public or private; in the payment of any insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; in the performance of any covenant, term or condition of any leases affecting all or any part of the Premises; or in the performance or observance of any covenant, condition or term of this Mortgage; then the Mortgagee, at its option, may perform or observe the same, and all payments made or costs incurred by the Mortgagee in connection therewith, shall be secured hereby and shall be, within ten (10) days following written notice to Mortgagor, repaid by the Mortgagor to the Mortgagee with interest thereon at the default rate as provided in the Note.  The Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any other person in possession holding under the Mortgagor.

1.12.          Condemnation.  If all or any part of the Premises shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, which taking in Mortgagee’s sole discretion will result in a material impairment to the security granted to Mortgagee, then the entire indebtedness secured hereby shall, at the option of the Mortgagee (provided, however, Mortgagee agrees that so long as the taking does not affect any of the improvements of the Premises, Mortgagee’s determination shall be in its reasonable discretion), become immediately due and payable.  The Mortgagee shall be entitled to all compensation, awards, and other payments or relief thereof and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to the Mortgagee, who after deducting therefrom all its expenses, including attorneys’ fees, shall release any monies so received by it without affecting this Mortgage and may apply the same in such manner as the Mortgagee shall determine, to the reduction of the sum secured hereby and any balance of such monies then remaining shall be paid to the Mortgagor.  The Mortgagor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as the Mortgagee may require.

1.13.          Financial Statements and Reports.  Mortgagor, and all associated guarantors of the obligations contained in the Loan Documents, shall submit to Mortgagee copies of filed tax returns (including attached schedules) within thirty (30) calendar days of filing.  All individual guarantors shall also submit to Mortgagee annual personal financial statements in a form reasonably satisfactory to Mortgagee within thirteen (13) months of the preceding personal financial statement throughout the term of the loan evidenced by the Note.  The Mortgagor shall furnish to the Mortgagee the following information related to the Premises: occupancy reports, delinquency reports, manager reports, rent rolls, accounts payable aging and any other information and or reports as reasonably requested by Mortgagee.  The Mortgagor shall provide such other financial information or statements which the Mortgagee may reasonably request by not less than ten (10) days prior written notice from time to time, all to be in form and content reasonably satisfactory to the Mortgagee.  All financial statements must be certified by the Mortgagor as correct and complete in all material respects and they shall be prepared in a form acceptable to Mortgagee.  Such financial statements shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.  Failure to provide any of the information required in this paragraph, following ten (10) calendar days’ written notice to Mortgagor, shall be a default under the Loan Documents.  Mortgagor shall further covenant and agree that Mortgagee shall have the absolute right to inspect Mortgagor’s books and records concerning each Premises on reasonable prior notice and during reasonable business hours.  In addition, Mortgagor shall promptly, from time to time, furnish to Mortgagee such other information regarding the operations, business, affairs and financial condition of Mortgagor as Mortgagee may reasonably request.  Failure to furnish the financial statements required herein or to permit inspection of books shall constitute a default by the Mortgagor hereunder. If the Mortgagee requires additional information beyond what is required by this paragraph, then Mortgagee shall give the Mortgagor a ten (10) day notice of Mortgagor’s requirement to provide such information.

1.14.          Environmental Condition of Premises.  Mortgagor, warrants and represents to Mortgagee that to the best of Mortgagor’s knowledge and except as to those matters (if any) set forth in the Environmental Reports:

(a)             Each Premises is now and at all times hereafter will continue to be in full compliance with all federal, state and local environmental laws and regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Water Pollution and Control Act, the Federal Clean Water Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Hazardous Material Transportation Act, the Federal Clean Air Act, Chapters 376 (“Pollutant Discharge Prevention and Removal”), 377 (“Energy Resources”), and 403 (“Environmental Control”) or any applicable administrative code or statute in the state where the Property is located (hereinafter together with any amendments thereto “Environmental Laws”);

(b)             As of the date hereof there are no hazardous materials, substances, wastes or other environmentally regulated substances (including without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), petroleum products, waste oils, toxic or radioactive materials, ammonia, chlorine, pesticides, bulk chemicals, substances listed in the United States Department of Transportation Table or by the Environmental Protection Agency (or any successor agency) as hazardous substances, or which are classified as hazardous or toxic under local, state or federal laws, rules or regulations) (“Hazardous Substances”) located on, in or under each Premises or used in connection therewith in violation of any applicable Environmental Laws;

(c)              The Premises is not on any Hazardous Substance cleanup list of any governmental authority;

(d)              Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from any governmental authority including, but not limited to any agency or department of the State where the Property is located or the United States government nor has any action ever been commenced or threatened by any governmental authority concerning any intentional or unintentional action or omission on Mortgagor’s part which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances into or onto the Premises;

(e)              The Premises has never been used by Mortgagor, to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Substances, and Mortgagor does not intend to use any part of the Premises, for such purposes;

(f)              No part of the Premises or any building, structure or facility currently located thereon or improvement thereto contain or contained asbestos or have or have had asbestos containing materials installed thereon or therein at any time during or prior to Mortgagor’s ownership or operation thereof;

(g)             No part of the Premises nor any building, structure or facility currently located thereon or improvement thereto contain or contained PCB’s or have or have had electrical transformers, fluorescent light fixtures, ballasts or other equipment containing PCB’s installed thereon or therein at any time during or prior to Mortgagor’s ownership or operation thereof;

(h)             No part of the Premises has nor any building, structure or facility currently located thereon or improvement thereto are or have been used as a sanitary landfill, and no Hazardous Substances have been buried, spilled or disposed of on or within the boundaries of the Premises, at any time during or prior to Mortgagor’s ownership or operation thereof; and

(i)               There is no occurrence or condition on any real property adjoining the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Laws.

ARTICLE 2

2.1.             Due on Sale or Further Encumbrance Clause.  In determining whether or not to make the loan secured hereby, Mortgagee examined the credit-worthiness of Mortgagor, found it acceptable and relied and continues to rely upon same as the means of repayment of the loan.  Mortgagee also evaluated the background and experience of Mortgagor in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of each Premises which is Mortgagee’s security for the loan.  Mortgagor is a business person or entity well-experienced in borrowing money and owning and operating property such as the Premises, and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the loan, including this provision.  Mortgagor further recognizes that any secondary or junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Note secured hereby; (b) could result in acceleration and foreclosure by any such junior encumbrance which would force Mortgagee to take measures and incur expenses to protect its security; (c) would detract from the value of the Premises should Mortgagee come into possession thereof with the intention of selling same; and (d) impair Mortgagee’s right to accept a deed in lieu of foreclosure, as a foreclosure by Mortgagee would be necessary to clear the title to the Premises.

In accordance with the foregoing and for the purposes of (i) protecting Mortgagee’s security both of repayment by Mortgagor and the value of the Premises; (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor; and (iii) keeping the Premises free of subordinate financing liens, Mortgagor agrees that if this paragraph be deemed a restraint on alienation, that it is a reasonable one and that any sale, conveyance, assignment, further encumbrance or other transfer of title to the Premises or any interest therein (whether voluntarily or by operation of law) without the Mortgagee’s prior written consent, which will not be unreasonably withheld, conditioned or delayed provided that Mortgagee shall be paid all sums due and owing under the Loan Documents, shall be an Event of Default hereunder.  For the purpose of, and without limiting the generality of, the preceding sentence, the occurrence at any time of any of the following events shall be deemed to be an unpermitted transfer of title to the Premises and therefore an Event of Default hereunder:

(a)             any sale, conveyance, assignment, or other transfer of or the grant of a security interest in, all or any part of the title to the Premises, except with Mortgagee’s consent not be unreasonably withheld, conditioned or delayed provided that Mortgagee shall be paid all sums due and owing under the Loan Documents;

(b)             any new or additional encumbrances, secured financing or secured liabilities with respect to the Premises, without the prior written consent of Mortgagee;

(c)             any unsecured financings or liabilities of Mortgagor or any guarantor made or incurred without the prior written consent of Mortgagee, except trade payables as incurred in the ordinary course of business; provided, however, that such trade payables shall not at any time exceed $25,000.00 per property without the prior written consent of Mortgagee; and

(d)             any change in the present structure of ownership of Mortgagor that constitutes a change in control of the ownership, without first obtaining Mortgagee’s prior written consent.

Any consent by the Mortgagee, or any waiver of an Event of Default, under this paragraph shall not constitute a consent to, or waiver of any right, remedy or power of the Mortgagee upon a subsequent Event of Default under this paragraph.

2.2.             Default.  A default shall have occurred hereunder if:

(a)             The Mortgagor shall fail to pay, within ten (10) days of when due, any scheduled installment of principal, interest, or late charges as required by the Note, this Mortgage and otherwise; or

(b)             The Mortgagor shall fail duly to observe on time any other covenant, condition or agreement of this Mortgage or of any other instrument evidencing, securing or executed in connection with the indebtedness secured hereby, including but not limited to, the Loan Agreement, as may be amended from time to time (herein this Mortgage, the Note, the Loan Agreement and all other documents and instruments executed by Mortgagor or delivered to Mortgagee in connection with the loan secured hereby are sometimes collectively called the “Loan Documents”) and such failure or breach is not cured to Mortgagee’s satisfaction within thirty (30) days after the Mortgagor receives notice of such default from the Mortgagee, provided, however, if the nature of the default is such that it is not capable of being cured within 30 days, then so long as the Mortgagor is actively and continuously attempting to cure such default, the Mortgagor shall not be deemed in default for such breach; or

(c)             Any warranties or representations made or agreed to be made in any of the Loan Documents shall be breached in any material respect by the Mortgagor or shall prove to be false or misleading as of the date made; or

(d)             Any lien for labor or material or otherwise shall be filed against the Premises, which has not been bonded or released within thirty (30) days after filing the same; or

(e)             Any judgment shall be extended against the Mortgagor which, could substantially impair the ability of the Mortgagor to perform each and every one of its obligations under and by virtue of the Loan Documents; or

(f)              A levy shall be made under any process on, or a receiver be appointed for, the Premises or any other property of the Mortgagor; or

(g)             The Mortgagor or any guarantor of the Loan shall file a voluntary petition in bankruptcy, or any other petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation or similar relief for the Mortgagor under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtor; or

(h)             The Mortgagor shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Mortgagor or of all or any part of the Premises or of any or all of the rents, revenues, issues, earnings, profits or income thereof; or

(i)               In any legal proceeding the Mortgagor shall be alleged to be insolvent or unable to pay the Mortgagor’s debts as they become due; or

(j)               The Mortgagor shall do, or shall omit to do, any act, or any event shall occur, as a result of which any obligation of the Mortgagor in favor of Mortgagee and/or its successors and assigns, not arising hereunder, may be declared immediately due and payable by the holder thereof; or

(k)             The Mortgagor shall commit a material event of default under the terms of any of the leases, contracts, and or agreements affecting all or any part of the Premises; or

(l)               The Mortgagor, without the prior written consent of the Mortgagee, voluntarily or by operation of law, shall sell, transfer, convey, or assign all or any part of the legal or equitable title to the Premises, or any part of, or interest in, the Premises; or

(m)

The Mortgagor, without the prior written consent of the Mortgagee, voluntarily or by operation of law, shall transfer, convey or assign the Premises, or any part of, or interest in, the Premises as security for an indebtedness other than for the indebtedness secured hereby; or

(n)             A breach by Mortgagor of any covenant, representation or warranty set forth in the Loan Agreement, or an Event of Default occurs under the terms of the Loan Agreement or any of the other Loan Documents; or

(o)             If Mortgagee reasonably determines that the likelihood of payment of the Note or performance of the other obligations secured by this Mortgage is threatened by reason of a material adverse change in the financial condition or credit standing of Mortgagor; or

(p)             A material adverse change shall occur in the financial condition of any guarantor which, in Mortgagee’s opinion, affects the ability of the guarantor to fulfill its obligations hereunder or under its guaranty, or any guarantor shall (i) file a voluntary petition in bankruptcy or seek similar relief, (ii) make a general assignment for the benefit of creditors, (iii) be alleged to be insolvent or unable to pay its debts in any legal proceeding, (iv) fail duly to observe on time any covenant, condition or agreement of this Mortgage, the guaranty, or any other Loan Document, or any individual guarantor shall die or be adjudged incompetent.

(q)             In the event that Mortgagor voluntarily files a bankruptcy petition or Mortgagor is the subject of an involuntary bankruptcy petition, the Mortgagor agrees to the following: (i) that the bankruptcy case shall be dismissed as a “bad faith“ filing “for cause” under 11 U.S.C. § 1112(b); (ii) that Mortgagee is entitled to the immediate entry of an order from the appropriate bankruptcy court granting Mortgagor complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay.  Mortgagor specifically agrees (1) that upon filing a motion for relief from the automatic stay, Mortgagee shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Mortgagee to establish or prove the value of the Premises and property securing the obligations under the Note and the Loan Documents, the lack of adequate protection of its interest in the Premises and property securing the obligations under the Note and the Loan Documents, or the lack of equity in the Premises and property securing the obligations under the Note and the Loan Documents; (2) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S. C §362(d)(1)); and (3) that Mortgagor will not directly or indirectly oppose or otherwise defend against Mortgagee’s efforts to gain relief from the automatic stay.  Mortgagor acknowledges that this specific provision is an integral part to the Mortgagee’s consideration for making the Loan.

For the purposes of this Paragraph 2.2, the term “Mortgagor” shall be construed as anyone or more of the parties comprising Mortgagor.

2.3.             Acceleration of Maturity.  If a default shall have occurred hereunder, following any applicable notice and cure periods, then the whole unpaid principal sum of the indebtedness secured hereby, together with interest accrued thereon, together with all fees, charges, costs, expenses and liabilities due and owing under the Loan Documents  shall, at the option of the Mortgagee, become due and payable without notice or demand, time being of the essence of this Mortgage and of the Note secured hereby; and no omission on the part of the Mortgagee to exercise such option when entitled so to do shall be considered as a waiver of such right.

2.4.             Right of Mortgagee to Enter and Take Possession.

(a)                If any default shall have occurred under the Loan Documents, following any applicable notice and cure periods and shall be continuing, the Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession of the Premises and if, and to the extent, permitted by law and subject to the rights of tenant(s) in possession under valid lease(s), the Mortgagee may enter and take possession of the Premises and may exclude the Mortgagor and the Mortgagor’s agents and employees wholly therefrom.  In the event Mortgagee exercises its right pursuant to this subparagraph (a), Mortgagee shall be deemed to be acting as agent of Mortgagor and not as owner of the Premises.

(b)                For the purpose of carrying out the provisions of this Paragraph 2.4, the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does, by these presents, ratify and confirm any and all actions of said attorney in fact in the Premises.

(c)                Whenever all such defaults have been cured and satisfied, the Mortgagee shall surrender possession of the Premises to the Mortgagor, provided that the right of the Mortgagee to take possession, from time to time, pursuant to subparagraph 2.4(a) shall exist if any subsequent default shall occur and be continuing.

2.5.             Leases; Assignment of Rents.  If any default shall have occurred under the Loan Documents, following any applicable notice and cure periods and shall be continuing, Mortgagee may, at its sole option, foreclose this Mortgage subject to any Leases, and the failure to make any lessee a defendant or to foreclose its rights shall not be a defense to any proceedings by Mortgagee to collect the sums secured hereby or for any deficiency unpaid after the foreclosure of the Premises.  The assignment of rents contained in this Security Instrument is intended to, and does, constitute an assignment of rents as contemplated in in the jurisdiction where the Property is located.  If an Event of Default then exists, Lender shall be entitled to the remedies provided, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Security Instrument.  Nothing contained in this Section will diminish, alter, impair, or affect any other rights and remedies of Lender, including but not limited to, the appointment of a receiver, nor will any provision herein, diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth elsewhere in this Security Instrument.  In addition, this assignment of rents will be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Mortgagor to Lender, and will be in addition to any rights.  Further, except for the notices required hereunder or in the Loan Agreement, if any, Mortgagor waives any notice of default or demand for turnover of rents, together with any rights under to apply to a court to deposit the rents into the registry of the court or such other depository as the court may designate.

2.6.             Appointment of a Receiver and Foreclosure.

(a)             If a default shall have occurred hereunder, following any applicable notice and cure periods and shall be continuing, then the whole debt secured by this Mortgage, with all interest thereon, and all other amounts hereby secured shall, at the option of Mortgagee, become immediately due and payable, and may forthwith or at any time thereafter be collected by suit at law, foreclosure of or other proceeding upon this Mortgage or by any other proper, legal or equitable procedure without declaration of such option and without notice.

(b)             In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises.  All expenditures and expenses of the nature in this paragraph mentioned shall become so much additional debt secured hereby and shall be immediately due and payable with interest thereon at the default rate as provided in the Note, when paid or incurred by Mortgagee in connection with (i) any proceeding, including foreclosure, probate and bankruptcy proceedings, to which it shall be a party, either as plaintiff, claimant, or defendant, by reason of this Mortgage, or any indebtedness hereby secured, (ii) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced, or (iii) preparations for the defense of any threatened suit or proceeding which might affect the Premises or the security hereof, whether or not actually commenced.

(c)             Upon, or at any time after, the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed may appoint a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises.  Such receiver shall have power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit, and in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be redemption or not, as well as during any further times when Mortgagor except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period.

(d)             Mortgagor shall deliver to Mortgagee at any time on its request, all agreements for deed, contracts, leases, abstracts, title insurance policies, muniments of title, surveys and other papers relating to the Premises, and in case of foreclosure thereof and failure to redeem, the same shall be delivered to and become the property of the person obtaining a deed to the Premises by reason of such foreclosure.

(e)

ARIZONA/NORTH CAROLINA/COLORADO SPECIFIC PROVISIONS: Mortgagor acknowledges that the power of sale granted in this Mortgage may be exercised or directed by Mortgagee without prior judicial hearing.  In the event Mortgagee invokes the power of sale:

(1)Mortgagee shall send to Mortgagor and any other Persons required to receive such notice, written notice of Mortgagee’s election to cause the Property to be sold.  Mortgagor hereby authorizes and empowers Trustee to take possession of the Property, or any part thereof, and hereby grants to Trustee a power of sale and authorizes and empowers Trustee to sell (or, in the case of the default of any purchaser, to resell) the Property or any part thereof, in compliance with applicable law, including compliance with any and all notice and timing requirements for such sale;

(2)Trustee shall have the authority to determine the terms of the sale, subject to applicable law. In connection with any such sale, the whole of the Property may be sold in one (1) parcel as an entirety or in separate lots or parcels at the same or different times.  Mortgagee shall have the right to become the purchaser at any such sale. Trustee shall be entitled to receive fees and expenses from such sale not to exceed the amount permitted by applicable law; and

(3)Trustee shall deliver to the purchaser of the Property at the sale, Trustee’s certificate or such other appropriate conveyance document describing the Property and the time when the purchaser will be entitled to such deed or document to the Property.

(f)ILLINOIS SPECIFIC PROVISIONS: Advances, disbursements and expenditures made by Mortgagee for the following purposes, whether before and during a foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, shall, in addition to those otherwise authorized by this Mortgage, constitute “Protective Advances”:

(4)all advances by Mortgagee in accordance with the terms of this Mortgage to:  (A) preserve or maintain, repair, restore or rebuild the improvements upon the Property; (A) preserve the lien of this Mortgage or the priority thereof; or (A) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 5/15‑1302 of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15‑1101 et seq., as from time to time amended (the “Act”);

(5)payments by Mortgagee of:  (A) when due, installments of principal, interest or other obligations in accordance with the terms of any prior lien or encumbrance; (B) when due, installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the mortgaged real estate or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Property, as referred to in Section 5/15‑1505 of the Act;

(6)advances by Mortgagee in settlement or compromise of any claims asserted by claimants under any prior liens;

(7)reasonable attorneys’ fees and other costs incurred:  (A) in connection with the foreclosure of this Mortgage as referred to in Section 5/15‑1504(d)(2) and 5/15‑1510 of the Act; (A) in connection with any action, suit or proceeding brought by or against Mortgagee for the enforcement of this Mortgage or arising from the interest of Mortgagee hereunder or under any of the other Loan Documents; or (A) in the preparation for the commencement or defense of any such foreclosure or other action;

(8)Mortgagee’s fees and costs, including reasonable attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 5/15‑1508 of the Act;

(9)advances of any amount required to make up a deficiency in deposits for installments of taxes and assessments and insurance premiums as may be authorized by this Mortgage;

(10)expenses deductible from proceeds of sale as referred to in Subsections (a) and (b) of Section 5/15‑1512 of the Act; and

(11)expenses incurred and expenditures made by Mortgagee for any one (1) or more of the following:  (A) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Property imposed by Subsection (c)(1) of Section 5/15‑1704 of the Act; (B) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (C) payments required or deemed by Mortgagee to be for the benefit of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (D) shared or common expense assessments payable to any association or corporation in which the owner of the mortgaged real estate is a member in any way affecting the Property; (E) pursuant to any lease or other agreement for occupancy of the mortgaged real estate.

(b)All Protective Advances shall be so much additional Indebtedness, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate.

(c)This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 5/15‑1302 of the Act.

(d)All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in the:

(1)determination of the amount of Indebtedness at any time;

(2)indebtedness found due and owing to Mortgagee in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

(3)determination of amounts deductible from sale proceeds pursuant to Section 5/15‑1512 of the Act;

(4)application of income in the hands of any receiver or mortgagee in possession; and

(5)computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 5/15‑1508 and Section 5/15‑1511 of the Act.

2.7.             Remedies Cumulative.  No right, power or remedy conferred upon or reserved by the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.8.             Right of Re-Appraisal.  Should the Mortgagee, at any time during the term of this Mortgage, reasonably believe that the Premises may have deteriorated in market value for any reason, then the Mortgagee may cause a subsequent re-appraisal to be completed for the benefit of the Mortgagee, the cost of which shall be paid by the Mortgagor.

2.9.             Stamp and Excise Tax.  Mortgagor shall pay any and all documentary stamp taxes applicable to the full face amount of the Note, together with any and all intangible taxes due on the Note.  If any additional mortgage stamp or excise tax shall become applicable with respect to this Mortgage, the Note, any loan or credit extended hereunder, or any security agreement, guaranty, the Loan Agreement or other document, the Mortgagor shall promptly pay such tax in full (including interest and penalties, if any) and shall hold the Mortgagee harmless with respect thereto. The Mortgagor’s liability under this Paragraph 2.9 will survive the repayment of indebtedness under the Note.

ARTICLE 3

3.1.             Successors and Assigns Included in Parties.  Whenever in this Mortgage one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this indenture by or on behalf of the Mortgagor and by or on behalf of the Mortgagee shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not. Provided, however, that the Mortgagor shall have no right to assign its obligations hereunder without the prior written consent of the Mortgagee.

3.2.             Headings.  The headings of the sections, paragraphs and subdivisions of this Mortgage are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

3.3.             Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.  Notwithstanding any provision contained herein, the total liability of Mortgagor for payment of interest, including service charges, penalties or any other fees pursuant to Paragraph 1.8, subparagraph 2.6(b) or otherwise shall not exceed the maximum amount of such interest permitted by applicable law to be charged, and if any payments by Mortgagor include interest in excess of such maximum amount, Mortgagee shall apply such excess to the reduction of the unpaid principal amount due and pursuant hereto.

3.4.             Number and Gender.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 4

4.1.             Notice.  Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and be sent by United States registered or certified mail, return receipt requested, postage prepaid, or by prepaid guaranteed overnight courier, or by facsimile transmission or electronic mail, with a copy sent by United States mail or overnight courier as herein provided, and in any case addressed to the party for whom it is intended at the following addresses:

If to Mortgagor:GIPAZ 199 NORTH PANTANO ROAD, LLC

GIPCO 585 24 1/2 ROAD, LLC,

GIPFL 702 TILLMAN PLACE, LLC

GIPFL 10002 N DALE MABRY, LLC

GIPNC 201 ETHERIDGE ROAD, LLC and

GIPIL 3134 W 76TH STREET, LLC

401 E. Jackson Street, Suite 3300

Tampa, FL 33602

With a copy to:Trenam Law

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33701

Attn: Timothy M. Hughes, Esq.

  If to Mortgagee:Valley National Bank

Attn: ________________

4790 140th Avenue N.

Clearwater, Florida 33762

With copies to:Johnson, Pope, Bokor, Ruppel & Burns, LLP

Attn: T. Luke Markham, Esq.

401 E. Jackson Street, Suite 3100

Tampa, Florida 33601

provided, however, that any party may change its address for purposes of receipt of any such communication by giving at least ten (10) days’ written notice of such change to the other parties in the manner above prescribed.  Any notice given in accordance with the above provisions shall be deemed received and effective on the date of delivery by prepaid guaranteed overnight delivery service or courier, the date of facsimile transmission or electronic mail (provided a hard copy is placed in the United States Mail, postage prepaid, or prepaid overnight courier, on the same date), or the third Business Day after the date on which it is placed in the United States Mail, postage prepaid.  Mortgagor hereby irrevocably appoints, designates and authorizes Mortgagee as its agent to file for record any notices that Mortgagee deems necessary or desirable to protect its interest hereunder or under the Note or the Loan Documents, provided such actions do not further increase Mortgagor’s obligations under the Loan.  Mortgagor shall forward to Mortgagee copies of all notices given or received by Mortgagor to or from any contractor, subcontractor, materialman or other person having a lien under the applicable construction lien law, promptly upon the giving or receipt of such notice, if such notice is related to any alleged failure of Mortgagor to make proper payments under the applicable construction lien law or is otherwise related to any claim of lien, or potential claim of lien, against the Premises.

ARTICLE 5

5.1.             Future Advances.  It is agreed that this Mortgage shall also secure such future or additional advances as may be made by the Mortgagee at its option to the Mortgagor, or its successor in title, for any purpose, provided that all those advances are to be made within twenty (20) years from the date of this Mortgage, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration.  The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time. If Mortgagor files a notice specifying the dollar limit beyond which future advances made pursuant to this Mortgage will not be secured by this Mortgage, then Mortgagor shall, within one day of filing such notice, notify Mortgagee and its counsel by certified mail pursuant to Paragraph 4.1 of this Mortgage. In addition, such a filing shall constitute a default hereunder.

NORTH CAROLINA SPECIFIC PROVISIONS.

In the event of any inconsistencies between the terms and conditions of this Section 5.1 and the other terms and conditions of this Mortgage, the terms and conditions of this Section 5.1 shall control and be binding.

(a)Mortgagor hereby waives and releases any rights Mortgagor may have with regard to release of liability or obligations of Mortgagor pursuant to N.C. Gen. Stat. Section 45‑45.1 (or any amendment thereto).

(b)This Mortgage secures all present and future advances and obligations of Mortgagor to Mortgagee.  The time period within which future advances and obligations are to be made and incurred and secured by this Mortgage is the period between the date hereof and the date which is thirty (30) years from the date hereof, including any future loans, advances and readvances which may be made from time to time by Mortgagee to Mortgagor, and any and all amendments or modifications thereto which may hereafter be entered into from time to time between Mortgagor and Mortgagee or any other instrument, document or agreement between Mortgagor and Mortgagee.  The maximum principal amount, including present and future obligations, which may be secured by this Mortgage at any one (1) time is two hundred percent (200%) of the original principal amount of the Note, plus accrued interest, fees and expenses.  Any additional amounts advanced pursuant to the provisions of this Mortgage shall be deemed necessary expenditures for the protection of the security.  Mortgagor does not need to sign any instrument or notation evidencing or stipulating that future advances are secured by this Mortgage.

5.2.             Lien Priority.  The lien priority of this Mortgage shall not be affected by any changes in the Note including, but not limited to, an increase in the interest rate charged pursuant to the Note.  Any parties acquiring an interest in the Premises subsequent to the date this Mortgage is recorded shall acquire such interest in the Premises with notice that Mortgagee may increase the interest rate charged pursuant to the Note or otherwise modify the Note and the Note, as modified, and the Mortgage shall remain superior to the interest of any party in the Premises acquired subsequent to the date this Mortgage is recorded.

5.3.             Security Agreement.  This instrument also creates a security interest in favor of the Mortgagee under the Uniform Commercial Code of the state where the Property is located, and Mortgagee shall also have all the rights and remedies of a secured party under the Uniform Commercial Code, and without limitation upon or in derogation of the rights and remedies created and accorded to the Mortgagee by this Mortgage pursuant to the common law or any other laws or any other jurisdiction, it being understood that the rights and remedies of Mortgagee under the Uniform Commercial Code is the state where the Property is located shall be cumulative and in addition to all other rights and remedies of Mortgagee arising under the common law or any other laws or any other jurisdiction.

5.4Additional Specific Provisions.

NORTH CAROLINA:

(a)

Substitute Trustee. Mortgagee, at Mortgagee’s option, may from time to time remove Trustee and appoint a successor trustee in accordance with the laws where the North Carolina Property is located.  Without conveyance of the North Carolina Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee in this Mortgage and by applicable law.

ARIZONA:

(a)Any party who has signed this Mortgage as a surety or accommodation party, or who has subjected his property to this Mortgage to secure the indebtedness of another, expressly waives the benefits of the provision of Arizona Revised Statutes Sections 12‑1641, et seq., § 44‑142, and Rule 17(e) of the Arizona Rules of Civil Procedure.

(b)In any action by Mortgagee to recover a deficiency judgment for any balance due under the Note after a foreclosure of this Mortgage or in any action to recover or compel the performance of Mortgagor’s obligations, Mortgagor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, will be deemed conclusively to constitute the fair market value of the Mortgaged Property, will be binding against Mortgagor in any proceeding seeking to determine or contest the fair market value of the Mortgaged Property, and will be the preferred alternative means of determining and establishing the fair market value of the Mortgaged Property.  To the fullest extent permissible by law, Mortgagor waives any right to have the fair market value of the Mortgaged Property determined by judge or jury in any action seeking a deficiency judgment or any action on Mortgagor’s obligations, including any hearing to determine fair market value pursuant to A.R.S. § 12‑1566, § 33‑814, § 33‑725, or § 33‑727.

5.5.             Choice of Law.  This Mortgage is to be construed in all respects and enforced according to the laws of the State where the Property is located.

5.6.             Binding Effect.  This Mortgage shall be binding upon and inure to the benefit of the Mortgagor and Mortgagee hereto, and their respective heirs, successors and assigns.  The invalidity or unenforceability of any provision of this Mortgage or any other Loan Document shall not affect the validity or enforceability of any other provision of this Mortgage or of any other Loan Document, all of which shall remain in full force and effect.  This Mortgage contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Mortgage.  This Mortgage may not be amended or modified except by written agreement signed by the parties hereto.

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IN WITNESS WHEREOF, the Mortgagor has executed and sealed this Mortgage as of the Effective Date set forth above.

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPAZ 199 NORTH PANTANO ROAD, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPFL 10002 N DALE MABRY, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

WITNESSES: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name:____________________________	MORTGAGOR: GIPIL 3134 W 76TH STREET, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, President

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STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing Mortgage and Security Agreement was acknowledged before me by means of ☐ physical presence or ☐ online notarization on this ______ day of March, 2022, by David Sobelman, as President of GIPAZ 199 NORTH PANTANO ROAD, LLC, a Delaware limited liability company, GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company, GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company, GIPFL 10002 N DALE MABRY, LLC, a Delaware limited liability company, GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company, and GIPIL 3134 W 76TH STREET, LLC, a Delaware limited liability company and he is ___ personally known to me, or produced __________________________ as identification.

My Commission Expires:

Print Name:

NOTARY PUBLIC

Exhibit “a”

legal description

aRIZONA:

_______________________________, as Trustee

COLORADO:

Public Trustee of _____________________________ County, as Trustee

FLORIDA:

north carolina:

_______________________________, as Trustee

illinois: